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Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement on Form S-4 of EXCO Resources, Inc., for the registration of $350,000,000 of principal amount of its 7 1/4 Senior Notes Due 2011, of our report dated January 30, 2004 relating to the consolidated balance sheets of North Coast Energy, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 2003 and 2002, and the nine month period ended December 31, 2001.

/s/ Hausser + Taylor LLC
Hausser + Taylor LLC
Cleveland, Ohio March 25, 2004

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  Exhibit 23.3
CONSENT OF INDEPENDENT AUDITORS